UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2016

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 11, 2016, CKX Lands, Inc. (the “Company”) entered into an Agreement to Purchase and Sell Real Estate (the “Agreement”) with Mikie M. Groscurth, Carol D. Sewell, David Dartez, Marilyn Richard, Annie B. Worthy, Connie L. Latiolais, and Madelyn W. Ward to purchase approximately 880 acres of land located in Calcasieu Parish, Louisiana. Pursuant to the Agreement, the Company was not obligated to purchase the land until July 15, 2016. The Company anticipates the purchase and sale of the land will close no later than July 20, 2016.

Management has estimated that approximately $408,000 of standing timber exists on the acquired land, and that amount will be allocated to timber on the Company’s balance sheet. The remainder of the purchase price, $1,492,000, will be allocated to land on the Company’s balance sheet. In addition, 50% of all mineral rights will be conveyed to the Company on the closing date. The Company paid cash for the purchase of this land.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: July 15, 2016	By:	/s/ Brian R. Jones
Brian R. Jones
President